As filed with the Securities and Exchange Commission on October 15, 1996



SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
under the Securities Act of 1933


THE SEIBELS BRUCE GROUP, INC.
(Exact name of registrant as specified in its charter)


South Carolina                                         57-0672136
(State or other jurisdiction                        (I.R.S. employer
of incorporation or organization)                Identification No.)

1501 Lady Street, Columbia, South Carolina  29201
(Address of principal executive offices)  (Zip Code)

THE SEIBELS BRUCE GROUP, INC.
1996 STOCK OPTION PLAN FOR EMPLOYEES
(Full title of the plan)

Priscilla C. Brooks
Secretary
-----------------------------
The Seibels Bruce Group, Inc.
1501 Lady Street
Columbia, South Carolina 29201
Telephone: (803) 748-2000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Robert S. Smith, Esq.
McGuire, Woods, Battle & Boothe
1627 Eye Street, N.W.
Washington, D.C. 20006
Telephone: (202) 857-1700





CALCULATION OF REGISTRATION FEE

Title of
Securities                 Proposed maximum Proposed maximum
 to be         Amount to   Offering price   Aggregate         Amount of
Registered  be Registered  per share (1)    Offering price(1) Registration Fee
---------- -------------- ---------------   ----------------- ----------------
Common
Stock, $1.00   5,000,000     $ 2.563          $12,815,000        $3,883.33
par value      shares


(1) Estimated solely for the purpose of determining the registration fee and based, pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, on the average of the high and low per share sales price of the registrant's Common Stock as reported on the Nasdaq National Market on October 14, 1996.


PART II. INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The Seibels Bruce Group, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents which have been filed with the Securities and Exchange Commission (the
"Commission"):

     (a) the Company's Amended Annual Report on Form 10-K/A-1 for the fiscal year ended December 31, 1995 filed with the Commission on April 25, 1996 (File No. 0-8804);

     (b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995, including the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996 and the Company's Current Report on Form 8-K dated January 10, February 2, March 14, and April 8, 1996; and

     (c) a description of the Company's common stock, $1.00 par value (the "Common Stock"), contained in the Company's Registration Statement on Form S-2, filed October 15, 1996 pursuant to Section 12 of the
Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities

     This registration statement relates to the Company's1996 Stock
Option Plan for Employees (the "Plan"), a copy of which is attached as
Exhibit 4.1 and incorporated herein by reference, the options to be granted thereunder (the "Options") and the shares of Common Stock issuable upon exercise of the Options. The terms of the Options are described in the Plan.

Item 6. Indemnification of Directors and Officers

     Chapter 8 of the South Carolina Business Corporation Act (the
"South Carolina Act") allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal act or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful.

     The Company's Articles of Incorporation/Bylaws provide for mandatory indemnification of any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company) because such individual is or was a director or officer of the Company or because such individual is or was serving the Company or other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law.

     The Company maintains a standard policy of officers' and directors' liability insurance. The Company is authorized to purchase and maintain insurance against any liability it may have under the indemnification provision of the Articles or to protect any of the persons named above against any liability arising from their service to the Company or any other legal entity at the request of the Company, regardless of the Company's power to indemnify against such liability.

Item 8. Exhibits

Exhibit
Number              Description

4.1                 The Seibels Bruce Group, Inc. 1995 Stock
                    Option Plan for Employees

4.2                 Amended and Restated Articles of
                    Incorporation of the Company

4.3                 Bylaws of the Company

25 Power of Attorney (found on signature page of this Registration Statement)

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
Section 10 (a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on October 11, 1996.


THE SEIBELS BRUCE GROUP, INC.


By:

/s/Ernst N. Csiszar
-------------------
Ernst N. Csiszar
President, Chief
Executive Officer and
Director


                     POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gov. John C. West and Ernst N. Csiszar as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature                     Title                        Date


/s/ John C. West
----------------
John C. West                Chairman of the Board           10/11/96

/s/Ernst N. Csiszar
-------------------
Ernst N. Csiszar            President, Chief Executive      10/11/96
                            Officer and Director

/s/John A. Weitzel
------------------
John A. Weitzel             Chief Financial Officer         10/11/96
                            and Director

/s/Mary M. Gardner
------------------
Mary M. Gardner             Vice President and Treasurer    10/11/96

/s/William M. Barilka
---------------------
William M. Barilka          Director                        10/14/96

/s/Albert H. Cox, Jr.
------------------
Albert H. Cox, Jr.          Director                        10/12/96

/s/William B. Danzell
---------------------
William B. Danzell          Director                        10/14/96

/s/Claude E. McCain
--------------------
Claude E. McCain            Director                        10/11/96

/s/Kenneth W. Pavia
-------------------
Kenneth W. Pavia            Director                        10/14/96

/s/John P. Seibels
-------------------
John P. Seibels             Director                        10/11/96

/s/George R.P. Walker, Jr.
-------------------------
George R.P. Walker, Jr.     Director                        10/11/96


                             EXHIBIT INDEX

Exhibit
Number     Description


4.1 The Seibels Bruce Group, Inc. 1995 Stock Option Plan for Employees, incorporated herein by reference to submission DEF 14A, filing date May 10, 1996, file number 000-08804, accession number 0001005150-96-000127, accepted May 9, 1996.

4.2       Amended and Restated Articles of Incorporation of the
          Company, incorporated herein by reference to the Annual
          Report on Form 10-K, Exhibit (3)(1)-1, for the year ended December 31, 1989.

4.3 Bylaws of the Company, incorporated herein by reference to the Annual Report of Form 10-K, Exhibit (3)(1)-1, for the year ended December 31, 1991.

25 Power of Attorney (found on signature page of this Registration Statement)